UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 3, 2009

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 1605, Suite B, Zhengxin Building
No. 5, Gaoxin 1st Road, Gaoxin District
Xi’an, Shaanxi Province, People’s Republic of China

 (Address of Principal Executive Offices)

(8629) 8209-1099

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Director

On August 3, 2009, the board of directors of Sino Clean Energy Inc. (the “Company”) approved an increase in the number of directors of the Company from five to six, and appointed Mr. Yong Li to fill the newly created vacancy effective August 3, 2009.

Mr. Li is a partner at Investwide LLC and Investwide Capital LLC since January 2005, where he oversees investment strategies. He is also in charge of risk management of Midway Group LP as its Managing Director, and has been with the firm since March 2003. Mr. Li graduated from China’s Sichuan University in 1987 with a B.S. in computer science. He also received a M.S. in mathematics and computer science in 1989 and a Ph.D. in computer science/operations research in 1992 from Pennsylvania State University.

As disclosed in its current reports on Form 8-K filed on July 8, 2009 and on July 22, 2009 (collectively the “Form 8-K”), the Company recently sold approximately $11.6 million in aggregate principal amount of 10% senior secured convertible notes and warrants to purchase up to approximately 30.5 million shares of common stock in a private placement to several institutional and/or accredited investors. Both Investwide LLC and Investwide Capital LLC, of which Mr. Li is a partner, participated in the transaction, purchasing $2.75 million of the notes and warrants in the aggregate. Additionally, Mr. Li’s appointment to the board of directors is made pursuant to a term of securities purchase agreement that the Company entered into with the investors in connection with the transaction, granting such investors the right to designate a member of the board of directors so long as any note is outstanding.

Based upon information submitted by Mr. Li, the board of directors has determined that he is “independent” under Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Li has not participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years, and he is able to read and understand fundamental financial statements. The board of directors has additionally appointed Mr. Li to the compensation and nominating committees in place of Mr. Zidong Cao, who will continue to serve on the audit committee.

In connection with his appointment to the board of directors, Mr. Li has executed and delivered a director offer letter, pursuant to which he will be entitled to receive annual compensation of $39,000 for his services rendered as a director, as well as a member of the audit, compensation and nominating committees. The Company also agrees to include Mr. Li as an insured under its directors and officers insurance, and will reimburse Mr. Li for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.

The foregoing description of the material terms of the director offer letter is qualified in its entirety by a form of such agreement included with this 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Form of Director Offer Letter with Yong Li

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 4, 2009	Sino Clean Energy, Inc. (Registrant)

	By:	/s/ Baowen Ren
Baowen Ren
Chief Executive Officer

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